APPENDIX I

FIRST TRUST PRODUCTS                             EXPENSE CAP           COMMENCEMENT DATE       EFFECTIVE PERIOD
1. First Trust Dow Jones Select MicroCap            0.60%              09/24/2005              09/24/2005-09/24/2007
   Index(SM) Fund

2. First Trust Value(R) Line Arithmetic
   Index Fund

3. First Trust Morningstar(R) Dividend              0.45%              03/15/2006              03/15/2006-03/15/2008
   Leaders(SM) Index Fund

4. First Trust IPOX-100 Index Fund                  0.60%              04/13/2006              04/13/2006-04/13/2008